Exhibit 99(d)

                            INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of the 14th day of July, 2004, by and among Seymour Gussack, David Gussack (collectively with Seymour Gussack, the "Indemnitors"), Peter Barotz, Barbara Henagan and Ronald Fetzer (collectively with Peter Barotz and Barbara Henagan, the "Indemnitees").

                                   BACKGROUND

      WHEREAS, the Indemnitors are officers, directors and shareholders of General Bearing Corporation, a Delaware corporation (the "Corporation") engaged in the manufacture, sourcing, assembly and distribution of bearing components and bearing products; and

      WHEREAS, the Indemnitees are independent members of the board of directors of the Corporation; and

      WHEREAS, the Indemnitors are part of a group of certain members of the management of the Corporation that has, through GBC Acquisition Corp., a Delaware corporation that the Indemnitors control (the "Purchaser"), commenced a tender offer to purchase at a price of $4.00 per share all outstanding shares of common stock of the Corporation not currently owned by the Continuing Stockholders (as defined in the terms of the Purchaser's Offer to Purchase), on the terms and subject to the conditions specified in the Offer to Purchase and related letter of transmittal (the "Offer"); and

      WHEREAS, in conjunction with the Offer, the board of directors of the Corporation met and elected to remain neutral with respect thereto;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      1. Joint and Several Obligations of the Indemnitors.

            (a) The Indemnitors, jointly and severally, agree to indemnify and hold harmless the Indemnitees and each of their respective heirs, executors, administrators, successors and assigns (individually, an "Indemnified Party," and, collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including, without limitation, interest, penalties, out-of-pocket expenses and the Indemnified Parties' attorneys' fees and costs incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) (collectively, "Costs") resulting from or arising out of actions or omissions of such Indemnified Parties taken or omitted to be taken on behalf of the Corporation within the scope of such Indemnified Parties' official capacities in connection with the Offer and the transactions contemplated thereby to the fullest extent permitted by the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws of the Corporation in effect as of the date of this Agreement. Except as set forth below in Section 1(b), the Indemnitors agree to advance to any Indemnified Party expenses incurred in defending any action or suit with respect to any of the foregoing matters to the fullest extent permitted by the Delaware General Corporation Law (and without requiring the Indemnified Parties to provide any bond or other security in respect thereof).

            (b) Any Indemnified Party wishing to claim indemnification under
Section 1(a) shall provide notice to the Indemnitors promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnitors (at their expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Indemnitors, who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnitors of their indemnification obligations under this Agreement, except to the extent the Indemnitors are prejudiced as a result of such failure to give notice. In the event that the Indemnitors do not promptly assume the defense of any matter as above provided, or counsel for the Indemnified Parties reasonably believes and advises the Indemnified Parties in writing that there are issues that raise conflicts of interest between the Indemnitors and the Indemnified Parties or among the Indemnified Parties, each group of Indemnified Parties who is not subject to such conflicts may retain counsel satisfactory to such group, and the Indemnitors shall pay all reasonable fees and expenses of such counsel for each such group of Indemnified Parties promptly as statements therefor are received; provided, however, that the Indemnitors shall not be responsible for the fees and expenses of more than one law firm for each group of Indemnified Parties without any such conflicts. The Indemnitors shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

            (c) Notwithstanding the foregoing provisions of Sections 1(a) and 1(b) above, it is specifically understood that the indemnity provided in this Agreement may only be sought if and to the extent that the combination of (i) any directors and officers insurance policy maintained by the Corporation or the corporation surviving the Merger (as defined in the Offer to Purchase) (the "Surviving Corporation") and (ii) the indemnity provided in the Certificate of Incorporation or Bylaws of the Corporation is not adequate to satisfy fully the Costs. It is specifically understood that the Indemnified Parties will first exhaust all reasonable remedies to collect under or pursuant to any such directors and officers insurance policy and corporate indemnity referenced in the preceding sentence before seeking indemnification, payment or advancement of fees or expenses from the Indemnitors under the terms of this Agreement.

      2. Notice to Indemnitors. The Indemnitors shall perform their respective obligations under this Agreement upon receipt of written demand for such performance from an Indemnified Party, and, if the Indemnitors fail to perform their obligations under this Agreement on demand, an Indemnified Party may then at any time bring legal action against the Indemnitors to obtain full and


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

complete performance of their obligations under this Agreement. In the event that a final, non-appealable determination is rendered in any such action that the Indemnitors have breached any of their obligations that arise pursuant to the terms of this Agreement, the Indemnitors shall pay to the Indemnified Party, in addition to all the sums that the Indemnitors may be called on to pay, a reasonable sum for the Indemnified Party's attorneys' fees and costs in pursuing such action.

      3. Advancement of Expenses. Upon written request to the Indemnitors by an Indemnified Party, the Indemnitors shall advance to the Indemnified Party amounts to cover Costs in advance of the final disposition of them, upon receipt of (i) an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he or she is not entitled to be indemnified by the Indemnitors under this Agreement, and (ii) satisfactory evidence as to the amount of such expenses. The Indemnified Party's written certification together with a copy of the statement paid or to be paid by the Indemnified Party shall constitute satisfactory evidence absent manifest error.

      4. Settlement. No settlement of any matter for which indemnification may be sought under this Agreement shall be entered into by an Indemnified Party without the consent of the Indemnitors, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Parties shall not be required to seek the consent of the Indemnitors to a settlement of a matter for which indemnification may be sought under this Agreement if the Indemnitors have breached any of their respective obligations under the terms of this Agreement. If the Indemnitors shall unreasonably reject a settlement proposed by an Indemnified Party, then, in addition to any other indemnification for which the Indemnitors may be liable hereunder, the Indemnitors shall be liable, without limitation or restriction hereunder except as set forth in Section 1(c) of this Agreement, to indemnify such Indemnified Party for the excess of any of the amount for which such Indemnified Party is ultimately liable, by judgment, settlement or otherwise, over the amount of the settlement rejected by the Indemnitors.

      5. Nonexclusivity. The indemnification rights granted to the Indemnified Parties under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the Indemnified Parties may be entitled under governing law, the Certificates of Incorporation of the Corporation or the Surviving Corporation or their respective bylaws or otherwise; provided, however, that the indemnification and other rights granted to the Indemnified Parties under this Agreement shall be exclusive rights and remedies to which the Indemnified Parties may be entitled as against the Indemnitors in their personal capacity.

      6. Successors and Assigns. The rights granted to the Indemnified Parties under this Agreement shall inure to the benefit of the Indemnified Parties and their respective personal representatives, heirs, executors, administrators, beneficiaries, successors and assigns, and this Agreement shall be binding upon the Indemnitors and their respective personal representatives, heirs, executors, administrators, beneficiaries, successors and assigns.


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

      7. Continuation of Indemnity. All agreements and obligations of the Indemnitors contained in this Agreement shall continue during the period the Indemnified Parties are directors of the Corporation or the Surviving Corporation and shall continue until December 31, 2010.

      8. Governing Law. This Agreement and all disputes arising under this Agreement shall be governed, construed, and decided in accordance with the laws of the State of New York without respect to its choice of law provisions.

      9. Notices. Any notice, request, or other communication required or permitted to be given hereunder by any party to any other shall be effected by
(i) personal delivery in writing, (ii) telegram, or (iii) registered or certified first class mail, postage prepaid and return receipt requested, addressed as set forth in the records of the Corporation. Any party's address may be changed by written notice to all other parties.

      10. Severability. The provisions of this Agreement shall be severable. If any provision of this Agreement or the application thereof for any reason or circumstances shall to any extent be held to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or entities other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      11. Assignment. Except as expressly provided herein, no portion of this Agreement or any right or obligation hereunder may be assigned, in whole or in part, whether by operation of the law or otherwise, by any party hereto without the prior written consent of all parties hereto.

      12. Amendment. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement thereof is sought.

      13. Waiver. No waiver of, no delay in exercising, and no omission to exercise, any rights or remedies by any party shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Agreement.

      14. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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

      IN WITNESS WHEREOF, each party has caused this Indemnification Agreement to be signed as of the date first above written.


                                               INDEMNITORS:


                                               ---------------------------------
                                               Seymour Gussack


                                               ---------------------------------
                                               David Gussack


                                               INDEMNITEES:


                                               ---------------------------------
                                               Peter Barotz


                                               ---------------------------------
                                               Barbara Henagan


                                               ---------------------------------
                                               Ronald Fetzer